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                                                                    EXHIBIT 10.2


                                IDEX CORPORATION
                              NORTHBROOK, ILLINOIS


                              REVISED AND RESTATED
                   IDEX MANAGEMENT INCENTIVE COMPENSATION PLAN
                                FOR KEY EMPLOYEES
                            EFFECTIVE JANUARY 1, 2003



1. The purpose of this Plan is to provide incentive and reward to "key employees" who contribute to the profits of the enterprise by their invention, ability, industry, loyalty or exceptional service, through making them participants in that success. The primary objectives of the Plan are to:

     - Effectively incent desired organizational performance levels by focusing on a few quantitative and qualitative indicators that drive overall company performance.

     - Ensure accountability, support, and accomplishment of corporate-wide initiatives.

     - Provide leverage for support of multi-business unit activities to take advantage of synergies across units and within newly-formed groups.

     -    Enhance the reward and retention of top performers.

     As herein used, the word "key employees" shall be understood to include corporate officers, key executive office managerial employees, business unit presidents, and other executives employed in the business units and subsidiaries (operating units), generally those reporting to an operating unit president, or other key managerial or professional employees, engaged in capacities of special responsibility and trust in the development, conduct, or management of the operating unit who may from time to time in the manner herein set forth be deemed and determined by the chief executive officer of the Corporation to be "key employees" for a particular award year.

2. Full power and authority to construe, interpret and administer this Plan shall be vested in the Board of Directors of the Corporation. However, the day-to-day administration of the Plan shall be the responsibility of the senior management of the Corporation, and the Board of Directors shall rely on the senior management for recommendations for awards and interpretation, when necessary. Decisions of the Board of Directors shall be final, conclusive, and binding upon all parties, including the Corporation, the stockholders, and the employees.


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3.   An employee shall be eligible for consideration for extra compensation if he or she is an employee of the Corporation or a subsidiary and remains an employee as of the last day of the fiscal year. No employee whose compensation, under a contract of employment or otherwise, is determined in whole or in part on a commission basis, and no person who is compensated on the basis of a fee or retainer, as distinguished from salary, shall be eligible for extra compensation for the period during which his or her compensation is so determined.

4. Subject to the provisions of this Plan, the Board of Directors shall have full discretion in making extra compensation awards, but it shall make no award without first considering the recommendations of the Compensation Committee.

5. Extra compensation awards with respect to any one fiscal year (the "award year") shall be made as soon as feasible after the close of such fiscal year. At the time of adoption of this Plan, the Corporation's fiscal year is the calendar year. So far as possible, such awards shall be made and the beneficiaries shall be notified thereof and paid therefore promptly, and in any event, prior to March 15 of the year following the award year. In the event of a change in the Corporation's fiscal year, this Plan shall apply, with pro-rata adjustments, to any intermediate period not consisting of twelve months and shall then apply to each fiscal year following.

6. This document describes the process that will be used to determine Management Incentive Compensation amounts for each Plan participant.

7. The amount awarded to a "key employee" under the Plan shall be determined in accordance with the following Plan description:

     A.  MICP PLAN FACTORS

         The Plan will use the following factors to determine individual extra compensation payments:

         - The Plan participant's Annual Base Salary as of January 1 of the respective MICP Plan performance year.


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         -     Individual Target Bonus Percentage, based on the position content of the participant's current job. Target Bonus Percentages range from 15% to 65% based on the salary grade assigned.

         - Business unit performance against four quantitative measures: sales growth; margin growth; overall cash flow improvement; and innovation in new products and market applications. These combined measures represent 75% of the Target Bonus Percentage.

         - Business unit performance against 11 behavioral objectives. This measure represents 25% of the Target Bonus Percentage.

         - An individual Personal Performance Multiplier, ranging from 0.00 to 1.30; the purpose of this individual multiplier is to identify and appropriately award top performers and below average performers.

     B.  QUANTITATIVE PERFORMANCE OBJECTIVES

         Business unit accomplishments will be measured against objectives established in four Quantitative Performance Objectives:

         -      Sales Growth;

         -      Increase in Manufacturing and Operating Margin;

         -      Overall Cash Flow; and

         -      Innovation in Products and Markets.

         Target, Minimum, and Maximum performance objectives will normally be established for each indicator following the Board of Directors' review of the IDEX business plan at the January Board meeting and by March 31 each year. Objectives will usually be established on a business unit basis. In some instances where individual locations within business units operate on a more independent basis from the respective units, all or some objectives may be established on a location basis. In addition, objectives will be established on operating group and corporate-wide basis to determine accomplishments and bonus earned for group executives and executive office staff respectively.

         Objectives established will reflect unit business plans, economic and market conditions, and reasonable expectation of accomplishment. Bonus earned at target performance in each Quantitative Performance Objective will be individually weighted as a specified percent of the individual target bonus percentage.


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         Bonus awards for other levels of performance on each of the quantitative indicators are as follows:

                                             Bonus Earned as a Percent of Individual Target Percent
             Actual Performance      ------------------------------------------------------------------
                    Level            Sales Growth     Marginal Growth    Overall Cash Flow   Innovation
         ------------------------    ------------------------------------------------------------------
         Below Minimum                     0%                0%                  0%               0%
         Minimum Objective                10%               15%                7.5%               5%
         Target Objective                 20%               30%                 15%              10%
         Max. Objective and Above         40%               60%                 30%              20%

         For performance in between Minimum and Target and between Target and Maximum, a straight-line interpolation will determine the appropriate bonus percentage earned for the indicator. Results will be stated on a constant exchange rate assumption so that results of international locations will be included and considered on a currency neutral basis.

         The weightings and definitions of the quantitative indicators are as follows:

         - SALES GROWTH - This objective is weighted 20% of the individual bonus target percentage and normally is measured by the actual percentage increase in net sales over the previous year. Objectives established will reflect economic and business conditions and opportunities in the markets in which the unit or location operates and, therefore, may differ from unit to unit.

         - INCREASE IN MARGIN - Two margin objectives will be weighted equally with 15% of the individual target percentage based on Manufacturing Profit Margin and 15% based on Operating Profit Margin. Unit Manufacturing Profit Margin ("Manufacturing Profit") excludes engineering expense and is expressed as the percentage of the total unit net sales. Unit Operating Profit Margin ("Operating Margin") will be defined as profit before executive office items not allocated to the business units in the normal course and adjusted to exclude significant unusual items such as fixed asset disposals, and expressed as the percentage of the total unit net sales. The objectives established will normally represent an improvement over the previous year's respective margin measure for the unit.

         - OVERALLCASH FLOW - The Overall Cash Flow objective is weighted 15% with half based on a year-over-year increase in inventory turns and half on a reduction of Days Sales Outstanding ("DSO") calculated on a 13-month average.

         - INNOVATION IN PRODUCTS AND MARKETS - This objective is weighted 10% and measured in two quantitative areas along with an evaluation against qualifying criteria.

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         -     New Sales Dollars - Sales from new products introduced or new market applications developed and served in the last two years.

         - Gross Margin Dollars - The incremental gross margin dollars created from those new products or markets.

         - Qualitative Evaluation - A council, consisting of the chief executive officer and group executives, will review each business unit's innovation accomplishments based on secondary criteria including the number of product/market ideas executed, an indicator of customer satisfaction with new products or applications, whether the innovation obsoletes or replaces an existing product, and the extent it better rationalizes the overall product offering.

         In the event an acquired company is added to a business unit during the year, appropriate adjustments will be made to the targets to reflect the acquisition. The decisions of corporate management as to the amount of such adjustments shall be binding and final.

     C.  QUALITATIVE MEASUREMENT FACTORS

         Business unit accomplishments will also be measured against 11 behavioral objectives anchored by specific criteria at benchmark levels of performance. This component is weighted 25% of the individual target bonus percentage and can range from zero percent to 50%, depending on total achievement against the following qualitative criteria:

         DEMONSTRATED LEADERSHIP - (BUSINESS UNIT MANAGEMENT TEAM)

         -     Energy

         -     Energize

         -     Edge

         -     Execution

         KEY PROCESS MANAGEMENT - (BUSINESS UNIT-WIDE)

        -      Process Orientation and Data Driven

        -      Sourcing Cost Reduction

        -      New Product Development Strategy

        -      New Product Development Pace

         STAKEHOLDER INTERESTS - (BUSINESS UNIT-WIDE)

         -     People Development

         -     Integration Effectiveness

         -     Customer Attention


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         Each criterion will be evaluated on a scale as compared to the criteria definition on the Qualitative Factors worksheet and a total Bonus percentage computed.

     D.  PERSONAL PERFORMANCE MULTIPIER

         A Personal Performance Multiplier will be determined each year for each MICP participant. The Personal Performance Multiplier and its distribution among MICP participants will be as follows:

                 Personal Performance               Distribution Among
                      Multiplier                     MICP Participants
                      ----------                     -----------------
                         1.30                     Top 15% of participants
                         1.15                            Next 10%
                         1.0                             Middle 65%
                     0.75 or 0.00                        Bottom 10%

         The Personal Performance Multiplier determination will reflect individual performance in the participant's job and unit during the award year, as well as active support of and contribution to the success of corporate initiatives and achieving inter-unit synergies. Business unit presidents will make recommendations for Personal Performance Multiplier ratings within their units. Recommendations for Personal Performance Multipliers for each business unit Plan participant will be submitted by the business unit president to the respective group executive by October 15 of each award year.

         Group executives will be responsible for managing the distribution of ratings according to the specified distribution above within the participants from their respective groups, subject to the final review by the chief executive officer of the corporation. In the "Bottom 10%" category, there is no required distribution between assigned `0.75' and `0.00' multipliers; either multiplier may be assigned based on the participant's performance.

         The chief executive officer will be responsible for managing the distribution of ratings within the group of officers, business unit presidents, and executive office participants.


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     E.  TOTAL BONUS CALCULATION

         The Total Bonus Calculation for each individual participant will be determined as follows:

         THE SUM OF

               Bonus percentages earned on each of the four Quantitative Performance Indicators

               PLUS

               Bonus percentage earned on the Qualitative Measurement Factors

         TIMES

         Personal Performance Multiplier

         TIMES

         Individual Target Bonus Percentage

         TIMES

         Annual Base Salary as of January 1 of award year

         The maximum bonus opportunity can be achieved when all quantitative and qualitative objectives meet the maximum performance levels (200% of target) and the highest Personal Performance Multiplier of 1.30 is awarded.

         Where a participant has had a salary increase during the year, the bonus will be prorated to reflect the change. In addition, where a participant has moved into another position with a different Individual Target Bonus Percentage or transferred to a different business unit, the bonus calculation will be prorated to reflect the different Individual Target Bonus Percentages and the different unit objectives measurement respectively.

     F.  SPECIAL  ADJUSTMENTS

         In unusual circumstances, awards to specific individuals or units may be adjusted positively or negatively to reflect performance, which significantly affected the operating results of the unit or company. Such adjustments will be recommended by the chief executive officer of the company and approved by the Compensation Committee of the Board of Directors. However, these adjustments will be made infrequently and on the basis of unusual positive or negative performance.

8. While the Plan provides that participants must be an employee at the end of the year in order to be eligible for payments under the Plan, exceptions will be made in the case of death, total and permanent disability, or retirement at or after normal or early retirement ages under terms of the Corporation's various pension and retirement plans. In such cases, the participant will receive an extra compensation payment for the prorata portion of the year (measured to the


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     nearest full month) he or she was employed by the Corporation. The prorated payment will be based on actual quantitative performance through the end of the award year in which death, disability, or retirement occurs and a Target Personal Performance Multiplier of 1.00. The prorated extra compensation payment shall be paid along with bonus payments to other Plan participants following the end of the award year. A participant who leaves the employ of the Corporation prior to the end of the calendar year for any reason other than death, disability, or retirement, as specified above, shall not be entitled to any payment under this Plan.


9. If a beneficiary dies, his or her unpaid extra compensation awards, if any, shall be paid and delivered in accordance with the terms specified in applicable beneficiary or trust arrangements, if any, to his or her legal representatives or to the persons entitled thereto as determined by a court of competent jurisdiction. Such unpaid extra compensation awards, if any, may be paid out as determined by the Corporation in its discretion subject to the approval of the Board of Directors.

10. This Plan was effective as of January 22, 1988, and was amended and restated as of January 1, 1996, January 1, 1999, and January 1, 2001, and January 1, 2003. While, as in the past, it is contemplated that extra compensation will be awarded annually, the Board of Directors shall have the right to modify, suspend, or terminate this Plan at any time.

11. Present and future members of the Board of Directors of the Corporation, as such and as members of the Compensation Committee, shall be entitled to the protection given them under the indemnification provisions of the bylaws of the Corporation.




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